UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On May 8, 2025, Advanced Energy Industries, Inc. (“Advanced Energy”) entered into a new, currently unused $600 million senior unsecured revolving credit agreement with a maturity date of May 8, 2030, and terminated its prior credit agreement with a maturity date of September 9, 2026. The financing terms of the new credit agreement are substantially the same as the terms of the prior credit agreement, dated September 10, 2019. As part of the new credit facility, HSBC Bank USA, N.A. (“HSBC”) was appointed as the administrative agent for the lender group.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On May 8, 2025, in connection with Advanced Energy’s entry into the new credit agreement (discussed below in Item 2.03), Advanced Energy’s credit agreement, dated as of September 10, 2019 (as amended by Amendment No. 1, dated as of September 9, 2021, Amendment No. 2, dated as of March 31, 2023, Amendment No. 3, dated as of September 7, 2023, and Amendment No. 4, dated as of September 9, 2024, the “Prior Credit Agreement”), was terminated. The Prior Credit Agreement had a maturity date of September 9, 2026. The Prior Credit Agreement provided an aggregate financing of $600 million, consisting of a $600 million senior unsecured revolving facility, and allowed Advanced Energy to request an increase by up to $250 million of the prior revolving credit facility or to request of a senior unsecured term loan facility of up to $250 million, in each case subject to the terms of the Prior Credit Agreement. At the time of termination, there were no borrowings outstanding under the Prior Credit Agreement.

The foregoing summary of the Prior Credit Agreement is not complete and is qualified in its entirety by reference to the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 8, 2025, Advanced Energy entered into a credit agreement (the “New Credit Agreement”) among Advanced Energy, as borrower, certain material domestic subsidiaries of Advanced Energy, as guarantors, HSBC, as administrative agent (in such capacity, the “Administrative Agent”), and HSBC, Citibank, N.A., Wells Fargo, National Association, PNC Bank, National Association, and JPMorgan Chase Bank, N.A., as the lenders (collectively, the “Lenders”), which provides aggregate financing of $600 million, consisting of a $600 million senior unsecured revolving facility with a term of up to five years (the “New Revolving Facility”). The New Revolving Facility can be increased at the request of Advanced Energy by up to $250 million, or Advanced Energy can request a senior unsecured term loan facility of up to $250 million, in each case, subject to the terms of the New Credit Agreement, including the approval of the Lenders.

Interest Rate and Fees. Revolving loans and term loans under the New Credit Agreement will bear interest, at the option of Advanced Energy, at a rate based on a reserve adjusted Term SOFR or a Base Rate, plus an applicable margin. In the case of a Term SOFR loan, interest shall be based on the forwarding-looking Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (“SOFR”) term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page, plus between three-quarters percentage points (0.75%) and one and three-quarters percentage points (1.75%) depending on Advanced Energy’s consolidated leverage ratio. Base Rate loans will bear interest equal to the sum of (i) the highest of (a) the federal funds rate plus half a percentage point (0.50%), (b) HSBC’s current “prime rate” and (c) the Term SOFR plus one percentage point (1.00%) plus (ii) between zero percentage points (0.00%) and three-quarters percentage points (0.75%) depending on Advanced Energy’s consolidated leverage ratio. Advanced Energy will pay an unused line fee between one-tenth percentage point (0.10%) and a quarter percentage point (0.25%) depending on Advanced Energy’s consolidated leverage ratio.

Maturity Date and Springing Maturity Date.  The New Credit Agreement provides for a maturity date of May 8, 2030, which date may be accelerated to the date that is 91 days prior to the maturity date of Advanced Energy’s 2.50% convertible senior notes due September 15, 2028 (the “Convertible Notes”), if the sum of Advanced Energy’s consolidated cash and cash equivalents plus the undrawn balance on the New Revolving Facility is less than 120% of the redemption amount of the Convertible Notes.

Guarantees and Security. The obligations under the New Credit Agreement are unsecured. Loans made under the New Credit Agreement are guaranteed by Advanced Energy’s material domestic subsidiaries. As of the date hereof, each of AEI Subsidiary, LLC, LumaSense Technologies Holdings, Inc., LumaSense Technologies, Inc., Artesyn Embedded Technologies, Inc., and Astec America LLC has executed the New Credit Agreement as a guarantor, pursuant to which it has guaranteed Advanced Energy’s obligations under the New Credit Agreement.

Certain Covenants and Events of Default.  The New Credit Agreement also contains customary representations and warranties, affirmative covenants, negative covenants and provisions relating to events of default. If an event of default occurs, the Lenders under the New Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the New Credit Agreement. The New Credit Agreement also includes a financial covenant pursuant to which the consolidated leverage ratio, measured at the end of each fiscal quarter for the most recently completed four fiscal quarters of Advanced Energy, cannot exceed 3.00 to 1.00, provided that Advanced Energy will be permitted not more than two times during the term of the New Credit Agreement to allow the consolidated leverage ratio to be increased to 3.50 to 1.00 in connection with a Material Acquisition (as defined in the New Credit Agreement”) for the one-year period beginning on the closing date of the applicable Material Acquisition, subject to the terms of the New Credit Agreement, including Advanced Energy’s compliance on a pro forma basis with a maximum consolidated leverage ratio of 3.50 to 1.00 on the closing date of such Material Acquisition immediately after giving effect to such Material Acquisition.

The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of May 8, 2025, among Advanced Energy Industries, Inc., as the borrower, the guarantors party thereto, HSBC Bank USA, N.A., as the administrative agent, and the lenders party thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules, exhibits, and similar supporting attachments or agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. Advanced Energy Industries, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: May 12, 2025	Paul Oldham
Executive Vice President and Chief Financial Officer